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                                  EXHIBIT 23.1





INDEPENDENT ACCOUNTANTS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Brite Voice Systems, Inc., on Form S-8 of our report dated January 29, 1993, except for the effects of restatement as described in Note 1, as to which the date is February 7, 1994, appearing in the Annual Report on Form 10-K of Brite Voice Systems, Inc., for the year ended December 31, 1994.



/s/ Baird, Kurtz & Dobson

Baird, Kurtz & Dobson
Wichita, Kansas
May 12, 1995